CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in AXA’s Registration Statements on Form S-8 (Nos. 333-104438, 333-91900, 333-9212, 333-12088 and 12944) and on Forms F-3 (Nos. 333-12872 and 333-12956) of our report dated April 4, 2003 (except for notes 33, 34 (b) and (g), and 35, as to which the date is June 27, 2003) relating to the consolidated financial statements and financial statement schedule, which apppears on page F-1 of AXA’s Annual Report on Form 20-F for the year ended December 31, 2002.

PricewaterhouseCoopers Audit

Catherine Pariset

Paris, France June 27, 2003

In January 2003, the FASB issued Interpretation No. 46, “Consolidation of Variables Interest Entities, an Interpretation of ARB No. 51” (“FIN 46”), which requires certain variable interest entities (“VIE”) to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated support from other parties. Effective in 2003, AXA will be required to consolidate a VIE if it is the primmary beneficiary, that is, it has a variable interest which will absorb a majority of the VIE’s losses or receive a majority of its residual returns, or both. In addition and with immediate effect, AXA is required to disclose VIE’s in which it has a significant interest. At December 31, 2002 AXA identified significant variable interests totalling €1,239 million, representing holdings in both collateralized dast obligation structures and investments in limited parnerships. Any related guarantees, where material, are disclosed in Note 26 “Off Balance Sheet Commitments”. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003. AXA is continuing to assess the impact of FIN 46 on its consolidated financial statements.